Exhibit 5.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form F-10 of Enthusiast Gaming Holdings Inc. of our report dated June 16, 2020 relating to the carve-out financial statements of New Omnia Media Gaming Corporation as at and for the year ended August 31, 2019, which appears in Enthusiast Gaming Holdings Inc.’s Business Acquisition Report dated September 16, 2020, which is filed as Exhibit 4.5 to the Amendment No. 1 to the Registration Statement on Form F-10.

We also consent to the reference to us under the heading “Interests of Experts” in the Annual Information Form of Enthusiast Gaming Holdings Inc. dated March 22, 2021, which is filed as Exhibit 4.1 to the Amendment No. 1 to the Registration Statement on Form F-10.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada May 6, 2021

PricewaterhouseCoopers LLP PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2
T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.